UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

West Bancorporation, Inc.’s (the “Company”) annual meeting of shareholders was held on April 29, 2010.  The record date for determination of shareholders entitled to vote at the meeting was March 1, 2010.  There were 17,403,882 shares of common stock outstanding as of that date, each such share being entitled to one vote.  At the shareholders’ meeting the holders of 15,642,002 shares or approximately 89.9 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the meeting.  The following proposals were voted on at the meeting:

Proposal 1 – Election of Directors

Fourteen directors were elected to serve for a one year term or until their successors are elected and qualified.  The following results were reported at the meeting.

	For	Withheld
Frank W. Berlin	12,468,592	951,674
Thomas A. Carlstrom	10,465,042	2,955,224
Joyce A. Chapman	10,518,457	2,901,809
Orville E. Crowley	12,472,488	947,778
Douglas R. Gulling	12,345,400	1,074,866
Kaye R. Lozier	12,456,845	963,421
David R. Milligan	12,461,903	958,363
George D. Milligan	12,244,075	1,176,191
David D. Nelson	12,478,046	942,220
James W. Noyce	12,462,744	957,522
Robert G. Pulver	12,472,919	947,347
Jack G. Wahlig	12,419,672	1,000,594
Connie Wimer	12,428,421	991,845
Brad L. Winterbottom	12,345,256	1,075,010

Proposal 2 – Approve, on a non-binding basis, the 2009 executive compensation disclosed in the Proxy Statement

The vote to approve the above proposal was as follows:

	For	Against	Abstain
Approval of 2009 executive compensation	13,028,580	1,662,921	950,494

Proposal 3 – Ratify the appointment of independent registered public accounting firm

The vote to ratify the above proposal was as follows:

	For	Against	Abstain
McGladrey & Pullen, LLP	15,503,069	127,169	11,764

Item 8.01  Other Events.

Copies of the presentation materials and comments from the Company’s annual shareholder meeting are hereby furnished and are filed as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

On April 29, 2010, the Company’s Board of Directors held its annual organizational meeting.  David R. Milligan was elected Chairman of the Board.  He replaces Jack G. Wahlig in this position.  Robert G. Pulver was elected Vice Chairman.

A risk management committee and an executive committee were established as ad hoc committees of the Board.  The risk management committee will initially focus on investment risk, credit risk, and management’s ability to evaluate and manage risks.  Prior to the next annual organizational meeting of the Board, an evaluation will be completed as to whether the risk management committee should become a standing committee of the Board.

The following tables provide the makeup of the standing and ad hoc committees through the date of the next annual organizational meeting:

Audit Committee:
James W. Noyce, Chair
Joyce A. Chapman
George D. Milligan
Jack G. Wahlig

Compensation Committee:
Robert G. Pulver, Chair
Frank W. Berlin
Thomas A. Carlstrom
Orville E. Crowley

Nominating and Corporate Governance Committee:
Frank W. Berlin, Chair
Kaye R. Lozier
Roberts G. Pulver
Connie Wimer

Risk Management Committee:
George D. Milligan, Chair
Joyce A. Chapman
Douglas R. Gulling
David D. Nelson
James W. Noyce
Jack G. Wahlig

Executive Committee:
David R. Milligan, Chair
Frank W. Berlin
George D. Milligan
David D. Nelson
James W. Noyce
Robert G. Pulver

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	West Bancorporation, Inc. Annual Meeting comments made on April 29, 2010
Exhibit 99.2	West Bancorporation, Inc. Annual Meeting PowerPoint slide presentation

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio, and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements and costs, including but not limited to, actions of the Securities and Exchange Commission, the United States Department of the Treasury, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or the Iowa Division of Banking; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 30, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	West Bancorporation, Inc. Annual Meeting comments made on April 29, 2010
Exhibit 99.2	West Bancorporation, Inc. Annual Meeting PowerPoint slide presentation